Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

BELLE COHEN, on behalf of herself and all other similarly situated stockholders of LIBERTY BROADBAND CORPORATION,

Plaintiff,

v.

JOHN C. MALONE, GREGORY B. MAFFEI, RICHARD R. GREEN, J. DAVID WARGO, JOHN E. WELSH III, and LIBERTY BROADBAND CORPORATION,

Defendants.

C.A. No. 11416-VCG

STIPULATION AND [PROPOSED] ORDER

REGARDING NOTICE OF DISMISSAL

WHEREAS, on August 11, 2015, Liberty Broadband Corporation (“Liberty Broadband” or the “Company”) filed a definitive proxy statement via Form 14A with the U.S. Securities and Exchange Commission (the “Proxy Statement”) for the Company’s special meeting of stockholders scheduled to be held on September 23, 2015 (the “Special Meeting”);

WHEREAS, the Proxy Statement sought, among other things, stockholder approval for the issuance of newly issued Series C shares at a price of $56.23 per share and an aggregate purchase price of $4.4 billion (the “Proposed Issuance”) to fund an investment by Liberty Broadband in Charter Communications, Inc.;

WHEREAS, on August 21, 2015, a Liberty Broadband common stockholder, Belle Cohen (“Plaintiff”), filed a putative class action complaint (the “Complaint”) in the above-captioned action (the “Action”) alleging that the members of the Company’s Board of Directors (the “Board”) had breached their fiduciary duties with respect to the disclosures contained in the Proxy Statement relating to the Proposed Issuance and demanding, among other things, the disclosure of additional information prior to the Special Meeting (the “Disclosure Claim”);

WHEREAS, concurrently with the filing of the Complaint, Plaintiff filed motions for expedited proceedings and to preliminarily enjoin the Company from holding the Special Meeting unless and until certain alleged disclosure deficiencies had been remedied;

WHEREAS, on September 3, 2015, the Court entered a Scheduling Order (the “Scheduling Order”) providing for expedited discovery, establishing a briefing schedule for Plaintiff’s Motion for Preliminary Injunction, and setting September 17, 2015, at 9:00 a.m. as the hearing date for that motion;

WHEREAS, the parties then proceeded with document discovery and, on September 9, 2015, Plaintiff’s counsel deposed Neal Dermer, the Treasurer and Vice President of Liberty Broadband;

WHEREAS, the parties thereafter discussed potential supplemental disclosures to address Plaintiff’s claims, and on September 11, 2015, the parties entered into a Stipulation of Withdrawal of Motion for Preliminary Injunction (the “Stipulation of Withdrawal”), which, among other things, provided that Liberty Broadband would make certain supplemental disclosures (the “Supplemental Disclosures”) and that Plaintiff would withdraw her pending Motion for Preliminary Injunction because Plaintiff had determined that the Supplemental Disclosures would be sufficient to moot the disclosure claims asserted in the Complaint;

WHEREAS, on September 11, 2015, Liberty Broadband filed a supplement to the Proxy Statement containing the Supplemental Disclosures;

WHEREAS, the hearing on Plaintiff’s Motion for Preliminary Injunction was subsequently cancelled;

WHEREAS, on September 23, 2015, the Proposed Issuance was approved by the stockholders at the Special Meeting;

WHEREAS, on October 8, 2015, Plaintiff’s counsel advised the defendants’ counsel that, because Plaintiff’s complaint had asserted only disclosure claims, which were mooted by the Supplemental Disclosures, Plaintiff intended to dismiss the Complaint;

WHEREAS, Plaintiff’s counsel also advised that Plaintiff’s counsel intended to seek a mootness fee for the benefits provided by the Supplemental Disclosures and inquired whether Liberty Broadband desired to negotiate a fee amount that

Liberty Broadband would agree to pay in order to eliminate the need for a motion requesting that the Court award a mootness fee;

WHEREAS, thereafter, the parties engaged in negotiations regarding the payment of attorneys’ fees to Plaintiff’s counsel;

WHEREAS, as a result of these negotiations, Liberty Broadband has agreed to pay Plaintiff’s counsel a fee in the amount of $450,000 for the benefits conferred on Liberty Broadband’s stockholders by the Supplemental Disclosures (the “Agreed Fee”);

WHEREAS, Plaintiff and Plaintiff’s counsel have determined that the Agreed Fee is reasonable compensation for the benefits conferred, and Plaintiff’s counsel has accordingly agreed that there is no need to petition the Court for a fee award;

WHEREAS, Court of Chancery Rule 23(e) requires that Liberty Broadband’s stockholders receive notice of the dismissal if any form of compensation, including a promise to give compensation, has passed directly or indirectly from Liberty Broadband to Plaintiff’s counsel;

WHEREAS, the parties propose that the notice to stockholders required by Rule 23(e) be given by filing with the Securities and Exchange Commission a Form 8-K in substantially the form attached hereto as Exhibit A;

WHEREAS, other than Liberty Broadband’s agreement to pay the Agreed Fee, no compensation of any form has passed directly or indirectly from any of the defendants to Plaintiff or Plaintiff’s counsel;

WHEREAS, Liberty Broadband has agreed to pay the Agreed Fee to Plaintiff’s counsel within twenty (20) days of the filing of the Form 8-K;

WHEREAS, the Court has not passed on the amount of the Agreed Fee; and

WHEREAS, the parties will seek an order from the Court dismissing the Action with prejudice as to the named Plaintiff only;

IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court, that:

1. No later than three (3) business days after entry of this Stipulation and Order (the “Order”), Liberty Broadband shall file with the Securities and Exchange Commission a Form 8-K in substantially the form attached hereto as Exhibit A, explaining that Plaintiff has determined to dismiss the Complaint with prejudice as to the named Plaintiff only because Plaintiff has determined that the Supplemental Disclosures have mooted Plaintiff’s claims, that Liberty Broadband has agreed to pay the Agreed Fee, and that the Complaint will be dismissed with prejudice as to the named Plaintiff only.  The Form 8-K shall also include a copy (which may be a conformed copy) of this Order.  The filing of the Form 8-K in substantially the form contemplated by this paragraph shall constitute adequate notice to the stockholders of Liberty Broadband for purposes of Court of Chancery Rule 23(e).

2. The Company shall file with the Court an affidavit certifying that the Form 8-K has been filed in accordance with paragraph 1 above (the “Affidavit”) no later than three (3) business days after the Form 8-K is filed with the Securities and Exchange Commission;

3. After the filing of the Affidavit, the parties shall file a Stipulation and [Proposed] Order of Dismissal providing for the dismissal of the Complaint with prejudice as to Plaintiff only.

ANDREWS & SPRINGER LLC

By: /s/ Peter B. Andrews

      Peter B. Andrews (# 4623)

      Craig J. Springer (# 5529)

      3801 Kennett Pike

      Building C, Suite 305

      Wilmington, Delaware 19807

      (302) 504-4957

Attorneys for Plaintiff

Dated:  January 6, 2016

POTTER ANDERSON &

CORROON LLP

By: /s/ Michael A. Pittenger

      Donald J. Wolfe, Jr. (# 285)

      Michael A. Pittenger (# 3212)

      Brian C. Ralston (# 3770)

      Hercules Plaza, 6th Floor

      1313 N. Market Street

      P.O. Box 951

      Wilmington, Delaware 19899-0951

      (302) 984-6000

Attorneys for Defendants

SO ORDERED this _____ day of ________________, 2015.

Vice Chancellor